Exhibit 10.1

March 19, 2021

Capstone Turbine Corporation

16640 Stagg Street

Van Nuys, California 91406

Attention: Darren Jamison, President and Chief Executive Officer

Reference is made to that certain At The Market Offering Agreement, entered into by and between Capstone Turbine Corporation (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”), dated as of June 7, 2018 (the “Original ATM Agreement”), as amended by that certain first amendment dated as of July 15, 2020 (the “First Amendment”, and collectively with the Original ATM Agreement, the “ATM Agreement,” as the same may be amended or otherwise modified from time to time).

This letter (the “Second Amendment”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein. This Second Amendment shall be effective on the date of effectiveness of the Company’s shelf registration statement on Form S-3 registering $150,000,000 of securities of the Company being filed on or about March 22, 2021 with the Commission (such date of effectiveness, the “New Registration Statement Effectiveness Date”). Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement. In consideration of the mutual covenants of the parties contained herein, and for other good and valuable consideration, the parties hereby agree to this Second Amendment of the ATM Agreement as follows:

1.                  The defined term “Agreement” in the Original ATM Agreement is hereby amended to mean the Original ATM Agreement, as amended by the First Amendment, and as further amended by this Second Amendment.

2.                  The defined term “Base Prospectus” in the ATM Agreement is amended and restated as follows

“Base Prospectus” shall mean (i) for the period from the Execution Time until the Second Shelf Effective Date, the base prospectus contained in the First Registration Statement at the Execution Time, and (ii) for the period from the Second Shelf Effective Date until the Third Registration Statement Effective Date, the base prospectus contained in the Second Registration Statement following the Second Shelf Effective Date until the Third Registration Statement Effective Date and (iii) after the Third Registration Statement Effective Date, the prospectus relating to the Shares contained in the Third Registration Statement.

3.                  The defined term “Registration Statement” in the ATM Agreement is amended and restated as follows:

““Registration Statement” shall mean, (i) for the period from the Execution Time until July 18, 2018, the shelf registration statement (File No. 333-203431) on Form S-3 that was initially declared effective on June 23, 2015 (the “First Registration Statement”), (ii) for the period from July 18, 2018 until the Third Registration Statement Effective Date, the shelf registration statement (File No. 333-225503) on Form S-3 (the “Second Registration Statement”) that was initially declared effective on July 18, 2018 (the “Second Shelf Effective Date”), and (iii) for the period from the Third Registration Statement Effective Date and thereafter, a new shelf registration statement on Form S-3 registering $150,000,000 of securities of the Company and filed on or about March 22, 2021 with the Commission (the “Third Registration Statement”) and that was declared effective by the Commission (such date of effectiveness of the Third Registration Statement, the “Third Registration Statement Effective Date”), including in each case exhibits thereto and financial statements included or incorporated therein and any prospectus or prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.”

4.                  The defined term “Shares” in the ATM Agreement is amended and restated as follows:

““Shares” shall mean the shares of Common Stock issued or issuable pursuant to this Agreement, subject to the limitations set forth herein, including, as applicable, prior to the termination of the Rights Agreement between the Company and Broadridge Financial Solutions, Inc., as rights agent, dated as of May 6, 2019 (the “Rights Agreement”), the associated Series B Junior Participating Preferred Stock Purchase Rights issuable pursuant to the Rights Agreement.

5.                  The first sentence of Section 2 of the ATM Agreement is hereby amended and restated as follows:

“The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, from time to time, during the period commencing immediately following the Third Registration Statement Effective Date and continuing through the remaining term of this Agreement (the “Remaining Term”), and on the terms set forth herein, a number of shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), authorized from time to time by the Board hereunder up to the Maximum Amount. For purposes hereof, the Maximum Amount, at any time of determination, shall equal the least of (a) such number of shares as can be sold pursuant to this Agreement for an aggregate public offering price of $50,000,000, (b) the number of authorized but unissued shares of Common Stock (less the number of shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Shares authorized by the Board from time to time on or after the Third Registration Statement Effective Date, or (d) the dollar amount of Shares as would cause the offering of the Shares to not satisfy the eligibility and transaction requirements of General Instruction I.B.6 of Registration Statement on Form S-3, if such General Instruction becomes applicable to the Company during the Remaining Term (the least of (a), (b), (c) and (d), the “Maximum Amount”).”

6.                  Section 2(d) of the ATM Agreement is hereby amended and restated to read in its entirety as follows:

(d)       Maximum Number of Shares. Under no circumstances shall the Company, during the Remaining Term, cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate amount of Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement during the Remaining Term, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Board or a duly authorized committee thereof or a duly authorized executive officer, and notified to the Manager in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board, a duly authorized committee thereof or a duly authorized executive officer, and notified to the Manager in writing. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Shares sold pursuant to this Agreement during the Remaining Term to exceed the Maximum Amount.

7.                  The Company and Wainwright hereby agree that the New Registration Statement Effectiveness Date shall be a Representation Date under the ATM Agreement and the Company shall deliver the deliverables pursuant to Sections 4(k), 4(l) and 4(m) of the ATM Agreement on the New Registration Statement Effectiveness Date.

8.                  Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Second Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.

9.                  This Second Amendment may be executed in two or more counterparts and by electronic transmission by “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Second Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By	/s/ Mark W. Viklund
Name:	Mark W. Viklund
Title:	Chief Executive Officer

Accepted and Agreed:

capstone turbine corporation

By:	/s/ Eric Hencken
Name:	Eric Hencken
Title:	Chief Financial Officer

[signature page to CPST Amendment to atm agreement]